Exhibit 99.38

MBNA MASTER CREDIT CARD TRUST II

SERIES 1998-I

KEY PERFORMANCE FACTORS
November 30, 1998



Expected B Maturity 10/16/2001


Blended Coupon 5.5756%


Excess Protection Level
3 Month Average   4.03%
November, 1998   4.03%
October, 1998  N/A
September, 1998  N/A


Cash Yield18.27%


Investor Charge Offs 4.53%


Base Rate 9.71%


Over 35 Day Delinquency 5.37%


Seller's Interest 9.39%


Total Payment Rate13.51%


Total Principal Balance$40,339,382,471.40


 Investor Participation Amount$750,000,000.00


Seller Participation Amount$3,787,462,952.91



For purposes of calculating the Base Rate and Excess Protection Level, a Coupon of 7.71% (39/360) was used. The Base Rate was calculated using a 39 day monthly period, 10/22/98-11/30/98.